As filed with the Securities and Exchange Commission on March 18, 2011
Registration No. 33-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
The Greenbrier Companies, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0816972

(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification No.)

One Centerpointe Drive, Suite 200 Lake Oswego, Oregon	97035

(Address of principal executive offices)	(Zip Code)
2010 Amended and Restated Stock Incentive Plan

(Full title of the plan)
William A. Furman
President and Chief Executive Officer
The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
(503) 684-7000

(Name, address and telephone number of agent for service)
Copy to:
Sherrill A. Corbett
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, Oregon 97204
(503) 221-1440
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum offering price	Proposed maximum aggregate offering	Amount of
Title of securities to be registered	registered	per share	price	registration fee
Common Stock, no par value	1,000,000 shares(1)	$24.73(2)	$24,730,000(2)	$2,871.15

(1)	This filing registers an additional 1,000,000 shares of the registrant’s common stock reserved for issuance under the 2010 Amended and Restated Stock Incentive Plan (the “2010 Plan”). There are also registered an undetermined number of additional shares of common stock that may become available for purchase in accordance with the provisions of the 2010 Plan in the event of any future change in the outstanding shares of common stock as a result of a stock dividend, stock split or similar adjustment.

(2)	Calculated pursuant to Rule 457(h)(1) and 457(c) for purposes of computing the registration fee, based on the average of the high and low sales prices of the common stock on March 14, 2011, as reported by the New York Stock Exchange.
This Registration Statement also contains a reoffer prospectus for the purpose of registering reoffers and resales of up to 1,000,000 shares of the registrant’s common stock on a continuous or delayed basis in the future by certain directors and officers of the registrant who may be deemed to be affiliates (the “Selling Shareholders”) that hold “control securities” as defined in Rule 405 of the Securities Act of 1933 (the “Securities Act”). The reoffer prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act that also relates to unsold shares that were previously registered and issued under the 2010 Plan, the Registrant’s 1994 Stock Incentive Plan (the “1994 Plan”) and the Registrant’s Stock Incentive Plan — 2000 (the “2000 Plan”) (collectively with the 2010 Plan, the “Plans”) The combined reoffer prospectus updates certain information regarding the ownership of our common stock by the Selling Shareholders and the number of shares of our common stock available for resale by each Selling Shareholder pursuant to the Plans as of March 14, 2011.
In accordance with Rule 429(a), this filing incorporates by reference (a) Registration Statement No. 333-127922 on Form S-8, including the reoffer prospectus contained therein, filed on August 29, 2005 as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on April 25, 2006, and as amended by Registration Statement No. 333-157593 on Form S-8, including the reoffer prospectus contained therein, which constitutes Post-Effective Amendment No. 2 to such Registration Statement and which was filed on February 27, 2009; (b) Registration Statement No. 033-80869 on Form S-8, including the reoffer prospectus contained therein, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on December 15, 2000 and by Post-Effective Amendment No. 2 to such Registration Statement filed on April 25, 2006; and (c) Registration Statement No. 333-52032 on Form S-8, including the reoffer prospectus contained therein, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on April 25, 2006. Pursuant to Rule 457(h)(3), no additional filing fee is required to be paid with respect to the shares offered pursuant to the Plans which are offered for resale under the reoffer prospectus contained herein.

EXPLANATORY NOTE
     The Greenbrier Companies, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,000,000 shares of common stock reserved for issuance under the Company’s 2010 Amended and Restated Stock Incentive Plan (the “2010 Plan”). The additional shares to be registered on this Registration Statement are of the same class as securities covered by the following previously-filed registration statements on Form S-8: (a) Registration Statement No. 333-127922, including the reoffer prospectus contained therein, filed on August 29, 2005, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on April 25, 2006, and as amended by Registration Statement No. 333-157593, including the reoffer prospectus contained therein, which constitutes Post-Effective Amendment No. 2 to Such Registration Statement and which was filed on February 27, 2009; (b) Registration Statement No. 033-80869, including the reoffer prospectus contained therein, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on December 15, 2000 and by Post-Effective Amendment No. 2 to such Registration Statement filed on April 25, 2006; and (c) Registration Statement No. 333-52032, including the reoffer prospectus contained therein, as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on April 25, 2006 (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the Company has filed since the date of the Prior Registration Statements.
     This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3 that may be utilized for reofferings and resales by the Selling Shareholders on a continuous or delayed basis in the future of up to 1,781,560 shares of common stock that constitute “control securities.” The reoffer prospectus is being filed herewith pursuant to General Instruction E of Form S-8. The reoffer prospectus is a combined prospectus pursuant to Rule 429(a) of the Securities Act that relates to 1,000,000 shares which may be issued to the Selling Shareholders under the 2010 Plan and to 781,560 unsold shares previously issued to the Selling Shareholders under the 1994 Stock Incentive Plan (the “1994 Plan”), the Stock Incentive Plan — 2000 (the “2000 Plan”) and the 2010 Plan (collectively, the “Plans”). The combined reoffer prospectus updates certain information regarding the ownership of our common stock by the Selling Shareholders and the number of shares of our common stock available for resale by each Selling Shareholder pursuant to the Plans as of March 14, 2011. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement will constitute Post-Effective Amendment No. 3 to Registration Statements Nos. 333-127922 and 333-157593, Post-Effective Amendment No. 3 to Registration Statement No. 033-80869 and Post-Effective Amendment No. 2 to Registration Statement No. 333-52032.
     The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “Commission”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

REOFFER PROSPECTUS
THE GREENBRIER COMPANIES, INC.
1,781,560 Shares of Common Stock
     This reoffer prospectus relates to 1,781,560 shares of common stock of The Greenbrier Companies, Inc. (“Greenbrier” or the “Company”), no par value, which may be offered for sale from time to time by certain stockholders or their successors in interest. The Company will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. The selling stockholders have acquired, or will acquire in the future, the common stock pursuant to grants of restricted shares, options, stock appreciation rights or stock units under the Company’s 1994 Stock Incentive Plan (the “1994 Plan”), the Company’s Stock Incentive Plan — 2000 (the “2000 Plan”) and the Company’s 2010 Amended and Restated Stock Incentive Plan (the “2010 Plan”) (collectively, the “Plans”), and these stockholders may resell all, a portion, or none of these shares of common stock from time to time.
     The shares of common stock are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder who sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.
     You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision. The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering the selling stockholders’ shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.
     Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission (the “Commission”) and that we have incorporated herein by reference.
     Our common stock is listed on the New York Stock Exchange under the trading symbol “GBX.” The last reported sale price of our common stock on the New York Stock Exchange on March 14, 2011, was $24.88 per share.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     The date of this reoffer prospectus is March 17, 2011.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
THE GREENBRIER COMPANIES, INC.	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	9
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	13
EXPERTS	14
AVAILABLE INFORMATION	14
DOCUMENTS INCORPORATED BY REFERENCE	14

     This prospectus incorporates important business and financial information about Greenbrier that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning Greenbrier at the following address: The Greenbrier Companies, Attention: Anne T. Manning, Vice President and Corporate Controller, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035; telephone (503) 684-7000. Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY
          This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about Greenbrier, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.
THE GREENBRIER COMPANIES, INC.
          Greenbrier is a leading supplier of transportation equipment and services to the railroad and related transportation industries. We operate in three primary business segments: Manufacturing, Refurbishment & Parts, and Leasing & Services. These three business segments are operationally integrated. The Manufacturing segment, operating from four facilities in the United States, Mexico and Poland, produces double-stack intermodal railcars, conventional railcars, tank cars and marine vessels. The Refurbishment & Parts segment performs railcar repair, refurbishment and maintenance activities in the United States and Mexico as well as wheel, axle and bearing servicing, and production and reconditioning of a variety of parts for the railroad industry. The Leasing & Services segment owns approximately 9,000 railcars and provides management services for approximately 224,000 railcars for railroads, shippers, carriers, and other leasing and transportation companies in North America. Segment performance is evaluated based on margins. We also produce rail castings through an unconsolidated joint venture.
          We are an Oregon corporation that was formed in 1981, initially as a Delaware corporation. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, and our telephone number is (503) 684-7000.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements as to expectations, beliefs and strategies regarding the future. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Commission. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:
•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar and marine warehousing activities;

•	ability to renew, maintain or obtain sufficient lines of credit and performance guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our wheel services, refurbishment and parts, and lease fleet and management services businesses;

•	ability to obtain sales contracts which provide adequate protection against increased costs of materials and components;

•	ability to obtain adequate insurance coverage at acceptable rates;

•	ability to obtain adequate certification and licensing of products; and

•	short- and long-term revenue and earnings effects of the above items.
             The following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements:
•	fluctuations in demand for newly manufactured railcars or marine barges;

•	fluctuations in demand for wheel services, refurbishment and parts;

•	delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase the amount of products or services under the contracts as anticipated;

•	ability to maintain sufficient availability of credit facilities and to maintain compliance with or to obtain appropriate amendments to covenants under various credit agreements;

•	domestic and global economic conditions including such matters as embargoes or quotas;

•	U.S., Mexican and other global political or security conditions including such matters as terrorism, war, civil disruption and crime;

•	growth or reduction in the surface transportation industry;

•	ability to maintain good relationships with third party labor providers or collective bargaining units;

•	steel and specialty component price fluctuations and availability, scrap surcharges, steel scrap prices and other commodity price fluctuations and availability and their impact on product demand and margin;

•	a delay or failure of acquired businesses, assets, start-up operations, or new products or services to compete successfully;

•	changes in product mix and the mix of revenue levels among reporting segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of alliance partners, subcontractors or suppliers;

•	ability to renew or replace expiring customer contracts on satisfactory terms;

•	ability to obtain and execute suitable contracts for railcars held for sale;

•	lower than anticipated lease renewal rates, earnings on utilization based leases or residual values for leased equipment;

•	discovery of defects in railcars resulting in increased warranty costs or litigation;

•	resolution or outcome of pending or future litigation and investigations;

•	natural disasters or severe weather patterns that may affect either us, our suppliers or our customers;

•	loss of business from, or a decline in the financial condition of, any of the principal customers that represent a significant portion of our total revenues;

•	competitive factors, including introduction of competitive products, new entrants into certain of our markets, price pressures, limited customer base and competitiveness of our manufacturing facilities and products;

•	industry overcapacity and our manufacturing capacity utilization;

•	decreases or write-downs in carrying value of inventory, goodwill, intangibles or other assets due to impairment;

•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance or warranty requirements;

•	ability to adjust to the cyclical nature of the industries in which we operate;

•	changes in interest rates and financial impacts from interest rates;

•	ability and cost to maintain and renew operating permits;

•	actions by various regulatory agencies;

•	changes in fuel and/or energy prices;

•	risks associated with our intellectual property rights or those of third parties, including infringement, maintenance, protection, validity, enforcement and continued use of such rights;

•	expansion of warranty and product support terms beyond those which have traditionally prevailed in the rail supply industry;

•	availability of a trained work force and availability and/or price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	failure to successfully integrate acquired businesses;

•	discovery of previously unknown liabilities associated with acquired businesses;

•	failure of or delay in implementing and using new software or other technologies;

•	ability to replace maturing lease and management services revenue and earnings with revenue and earnings from new commercial transactions, including new railcar leases, additions to the lease fleet and new management services contracts;

•	credit limitations upon our ability to maintain effective hedging programs; and

•	financial impacts from currency fluctuations and currency hedging activities in our worldwide operations.
          Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS
          All proceeds from the sale of the common stock offered hereby will be for the accounts of the selling stockholders. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by such selling stockholder.
SELLING STOCKHOLDERS
          The table below sets forth the following information regarding the beneficial ownership of common stock held by the selling shareholders as of March 14, 2011: (i) the name and position of each selling shareholder who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned by each selling shareholder as of the date above; (iii) the number of shares of common stock offered under this prospectus, which includes shares of restricted stock granted to the selling shareholders pursuant to the Plans that are no longer subject to restrictions or that may be subject to restrictions that have not yet lapsed; and (iv) the amount and percentage of common stock to be owned by each such selling shareholder if such selling shareholder were to sell all of the shares of common stock which may be offered pursuant to this prospectus.

	Number of
	Shares					Number of Shares
Name and Position of Selling	Owned Prior		Number of Shares to be Offered(4)			Owned/Percentage
Security Holder	to Offering(1)		1994 Plan	2000 Plan	2010 Plan	After Offering(5)
William A. Furman, President and Chief Executive Officer, Director	1,645,000				160,000	1,485,000/5.96%
Benjamin R. Whiteley, Chairman	54,402		3,000	12,500	26,402	12,500/	*
Graeme A. Jack, Director	23,091				23,091	0/	*
Duane C. McDougall, Director	28,402				28,402	0/	*
Victoria McManus, Director	110,685	(2)			8,652	102,033/	*
A. Daniel O’Neal, Jr. Director	13,649		1,100	3,900	2,838	5,811/	*
Wilbur L. Ross, Jr., Director	3,307,714	(3)			8,652	3,299,062/11.70%
Charles J. Swindells, Director	25,061				25,061	0/	*
Wendy L. Teramoto, Director	8,652				8,652	0/	*
C. Bruce Ward, Director	24,404				24,404	0/	*

	Number of
	Shares				Number of Shares
Name and Position of Selling	Owned Prior	Number of Shares to be Offered(4)			Owned/Percentage
Security Holder	to Offering(1)	1994 Plan	2000 Plan	2010 Plan	After Offering(5)
Donald A. Washburn, Director	36,402			26,402	10,000/	*
Victor G. Atiyeh, Emeritus Director	21,108			8,808	12,300/	*
Martin R. Baker, Senior Vice President, General Counsel and Chief Compliance Officer	30,000			30,000	0/	*
Alejandro A. Centurion, President of Manufacturing Operations	50,460			50,460	0/	*
James W. Cruckshank, Senior Vice President and Chief Accounting Officer	23,861			23,500	361/	*
William G. Glenn, Senior Vice President Strategic Planning and Chief Commercial Officer	46,900			46,900	0/	*
Lorie L. Leeson, Vice President, Corporate Finance and Treasurer	28,663			28,076	587/	*
Maren J. Malik, Vice President of Administration and Assistant Secretary	16,835			16,360	475/	*
Anne T. Manning, Vice President and Corporate Controller	22,900			22,900	0/	*
Mark J. Rittenbaum, Executive Vice President, Chief Financial Officer	114,400			108,100	6,300/	*
James T. Sharp, President, Greenbrier Leasing Company LLC	37,400			37,400	0/	*
Timothy A. Stuckey, President of Gunderson Rail Services LLC	46,000			46,000	0/	*

Total	5,715,989	4,100	16,400	761,060	N/A

*	Less than 1%

(1)	For purposes of this table, the number of shares of common stock includes all shares of common stock that may be acquired upon the exercise of options or warrants that are exercisable within 60 days of the date of this prospectus.

(2)	Includes warrants to purchase 102,033 shares of common stock held by Ms. McManus.

(3)	Mr. Ross may be deemed to share dispositive power over the warrants of the Company held by WLR Recovery Fund IV, L.P. (“Recovery Fund”) and WLR IV Parallel ESC, L.P. (“Parallel Fund”) and voting and dispositive power over any shares issuable upon exercise of the warrants. Mr. Ross disclaims beneficial ownership over the warrants. Warrants to purchase 3,285,866 shares of common stock (the “Fund IV Warrants”) are held directly by Recovery Fund. Wilbur L. Ross, Jr. (“Mr. Ross”) is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of Recovery Fund. Accordingly, WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado, LLC and Mr. Ross may be deemed to share dispositive power over the Fund IV Warrants and voting and dispositive power over any shares issuable upon exercise of the Fund IV Warrants. Warrants to purchase 13,196 shares of common stock (the “Parallel Fund Warrants”) are held directly by Parallel Fund. Invesco Private Capital, Inc. is the managing member of Invesco WLR IV Associates LLC, which is in turn the general partner of Parallel Fund. Accordingly, Invesco WLR IV Associates LLC, Invesco Private Capital, Inc., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado, LLC and Mr. Ross may be deemed to share dispositive power over the Parallel Fund Warrants and voting and dispositive power over any shares issuable upon exercise of the Parallel Fund Warrants.

(4)	For purposes of this table, the number of shares of common stock offered includes the number of shares of restricted stock granted to the security holder under the Plans, regardless of whether the restrictions on such shares of restricted stock have lapsed. The number of shares of common stock offered does not include shares of common stock which may be acquired upon the exercise of options or shares of restricted stock that may be granted under the 2010 Plan in the future to the selling shareholders, which information is not currently known.

(5)	Applicable percentage of ownership is based on 24,909,200 shares of common stock outstanding on March 14, 2011, plus shares of common stock issuable upon exercise of options or warrants currently exercisable within 60 days with respect to each selling shareholder, respectively.
          Information regarding each Selling Shareholder’s current relationships with us or our predecessors and affiliates and such relationships, if any, within the past three years is set forth below.
          William A. Furman has served as a member of the Board and as the Company’s President and Chief Executive Officer since 1994.
          Benjamin R. Whiteley has served as a member of the Board since 1994 and as Chairman of the Board of Directors since October 2004.
          Graeme A. Jack has served as a member of the Board since October 2006.
          Duane C. McDougall has served as a member of the Board since 2003.
          Victoria McManus has served as a member of the Board since July 2009.
          A. Daniel O’Neal, Jr. has served as a member of the Board since 1994.
          Wilbur L. Ross, Jr. has served as a member of the Board since June 2009. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC (“WLRCo”) and an executive officer of other affiliates of WLRCo. Certain affiliates of WLRCo have entered into a credit agreement with the Company that provides for a $75.0 million secured term loan, with the potential to increase to $150.0 million. Affiliates of WLRCo also hold warrants to purchase an aggregate of 3,377,903 shares of the Company’s common stock. In 2010, WLRCo and certain of its affiliates entered into certain agreements, including a Contract Placement Agreement, an Advisory Services Agreement, a Syndication Agreement, a Railcar Remarketing and Management Agreement and a Line of Credit Participation Letter Agreement with the Company and its affiliates in connection with a railcar leasing portfolio transaction.

          Charles J. Swindells has served as a member of the Board since September 2005.
          Wendy L. Teramoto has served as a member of the Board since June 2009. Ms. Teramoto is a managing director and executive officer of WLRCo and an executive officer certain other affiliates of WLRCo. Certain affiliates of WLRCo have entered into a credit agreement with the Company that provides for a $75.0 million secured term loan, with the potential to increase to $150.0 million. Affiliates of WLRCo also hold warrants to purchase an aggregate of 3,377,903 shares of the Company’s common stock. In 2010, WLRCo and certain of its affiliates entered into certain agreements, including a Contract Placement Agreement, an Advisory Services Agreement, a Syndication Agreement, a Railcar Remarketing and Management Agreement and a Line of Credit Participation Letter Agreement with the Company and its affiliates in connection with a railcar leasing portfolio transaction.
          C. Bruce Ward has served as a member of the Board since 1994.
          Donald A. Washburn has served as a member of the Board since August 2004.
          Victor G. Atiyeh served as a member of the Board from 1994 until the completion of his term in January 2008. Mr. Atiyeh has served as an Emeritus Director of the Board since January 2008.
     Martin R. Baker has served as our Senior Vice President, Chief Compliance Officer and General Counsel since May 2008.
     Alejandro Centurion is President of Manufacturing Operations, a position he has held since May of 2007.
     James W. Cruckshank is Senior Vice President and Chief Accounting Officer, a position he has held since April 2008.
     William G. Glenn is Senior Vice President Strategic Planning and Chief Commercial Officer, a position he has held since June 2009. Prior to becoming Senior Vice President, Mr. Glenn was Vice President of Corporate Development and Staff from April 2007 to June 2009.
     Lorie L. Leeson is Vice President, Corporate Finance and Treasurer, a position she has held since June 2009. Prior to becoming Treasurer, Ms. Leeson was Vice President Corporate Finance and Assistant Treasurer since November 2007 and Assistant Vice President, Corporate Finance since 2004.
     Maren J. Malik is Vice President of Administration of the Company, a position she has held since June 1991.
     Anne T. Manning is Vice President and Corporate Controller of the Company, a position she has held since November 2007.
     Mark J. Rittenbaum is Executive Vice President, Chief Financial Officer, a position he has held since January 2008. Prior to becoming Executive Vice President he was Senior Vice President and Treasurer of the Company since 2001.

     James T. Sharp is President of Greenbrier Leasing Company LLC, a position he has held since February 2004.
     Timothy A. Stuckey is President of Gunderson Rail Services LLC, doing business as Greenbrier Rail Services, a subsidiary engaged in the repair and refurbishment of rail cars. He has served as President since May 1999.
PLAN OF DISTRIBUTION
          It is anticipated that the shares will be sold from time-to-time by the selling stockholders or by their pledges, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
          The shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. The selling stockholder may also sell shares directly to purchasers. Any broker or dealer may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
          In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
          We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.
          In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby.
          The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.
LEGAL MATTERS
          The validity of the common stock offered hereby will be passed upon by Tonkon Torp LLP.

EXPERTS
          The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended August 31, 2010, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
AVAILABLE INFORMATION
          Greenbrier files annual, quarterly and special reports, proxy statements and other information with the Commission. Stockholders may inspect and copy these materials at the Public Reference Room maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. Greenbrier maintains an Internet site at http://www.gbrx.com.
DOCUMENTS INCORPORATED BY REFERENCE
          This prospectus is part of a registration statement on Form S-8 that Greenbrier filed with the Commission in accordance with the requirements of Part I of Form S-3 and General Instruction C of the Instructions to Form S-8. The Commission allows this filing to “incorporate by reference” information that the Company previously filed with the Commission. This means the Company can disclose important information to you by referring you to other documents that it filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:
          (a) The Company’s annual report on Form 10-K for the fiscal year ended August 31, 2010, filed with the Commission on November 10, 2010.
          (b) The Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2010, filed with the Commission on January 7, 2011.
          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s annual report referred to in (a) above.
          (d) The description of the Company’s common stock set forth in the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), and any amendment or report filed for the purpose of updating such description.
          In addition, all documents filed by the Company subsequent to those listed above with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into the registration statement and to be a part thereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated by reference into the registration statement will be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement.
          The Company will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into the registration statement (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Written or oral requests for such information should be directed to: The Greenbrier Companies, Attention: Anne T. Manning, Vice President and Corporate Controller, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, telephone (503) 684-7000.
          The Company has not authorized any person to give any information or to make any representations in connection with sale of the shares by the selling stockholders other than those contained in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in the Company’s affairs since the date of this prospectus or that the information in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or under any circumstances in which such an offer or solicitation is unlawful.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Company with the Commission are incorporated by reference into this registration statement:
          (a) The Company’s annual report on Form 10-K for the fiscal year ended August 31, 2010, filed with the Commission on November 10, 2010.
          (b) The Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2010, filed with the Commission on January 7, 2011.
          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s annual report referred to in (a) above.
          (d) The description of the Company’s common stock set forth in the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), and any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Company subsequent to those listed above with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          A member of Tonkon Torp, LLP, legal counsel to the Company, is the Secretary of the Company.
Item 6. Indemnification of Directors and Officers.
          The Oregon Business Corporation Act (the “OBCA”) authorizes the indemnification of a director or officer made party to a proceeding because the director or officer is or was a director or officer against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director or officer was in good faith, (b) the director or officer reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, if the director or officer was not adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, if the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer. The OBCA also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The Company’s Articles of Incorporation permit, and the Company’s Bylaws require, the Company to indemnify directors and officers to the fullest extent permissible by law.
          The OBCA further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any unlawful distribution as defined under the OBCA, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Articles of Incorporation provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its shareholders for monetary damages.
          In addition to the indemnification and exculpation provided by the Company’s Articles of Incorporation and Bylaws, the Company has entered into an indemnification agreement with its directors and certain officers. The indemnification agreements provide that no director or officer shall have a monetary liability of any kind in respect of the director’s or officer’s errors or omissions in serving the Company or any of its subsidiaries, shareholders or related enterprises, so long as such errors are not shown by clear and convincing evidence to have involved: (i) any breach of the duty of loyalty to such entities; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) any unlawful corporate distribution; or (v) profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934. Furthermore, regardless of the theory of liability asserted and to the fullest extent permitted by law, no director or officer shall have personal liability for (i) punitive, exemplary or consequential damages; (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained; (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or (iv) civil fines or penalties of any kind or nature whatsoever.
          The indemnification agreements also require the Company to indemnify any director or officer who is a party to, or is threatened to be made a party to, any proceeding, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer: (i) acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company; and (ii) with respect to any criminal proceeding, the director or officer also had no reasonable cause to believe that his or her conduct was unlawful. In any proceeding charging a director or officer with improper personal benefit to the director or officer, the Company will indemnify the director or officer if the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.
          The indemnification agreements also provide indemnity to a director or officer in proceedings brought by or in the right of the Company, as long as the director or officer acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. If a director or officer is adjudged liable to the Company, he or she will not be indemnified unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.
          The Company maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against claims for errors, neglect, breach of duty and other matters.
Item 7. Exemption from Registration Claimed.
          Not applicable.

Item 8. Exhibits.
          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
Item 9. Undertakings.
          (a) The undersigned registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made and to the extent required by the Securities Act and the rules and regulations promulgated thereunder, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Oswego, Oregon, on March 8, 2011.

THE GREENBRIER COMPANIES, INC.
By	/s/ William A. Furman
William A. Furman
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William A. Furman his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:	Date:

/s/ William A. Furman	March 8, 2011

William A. Furman
President, Chief Executive Officer and Director

/s/ Mark J. Rittenbaum	March 8, 2011
Mark J. Rittenbaum
Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

/s/ James W. Cruckshank James W. Cruckshank	March 8, 2011
Senior Vice President
and Chief Accounting Officer
(Principal Accounting Officer)

Directors:

/s/ Benjamin R. Whiteley Benjamin R. Whiteley	March 9, 2011

/s/ William A. Furman William A. Furman	March 8, 2011

/s/ Graeme A. Jack Graeme A. Jack	March 8, 2011

/s/ Duane C. McDougall Duane C. McDougall	March 7, 2011

/s/ Victoria McManus Victoria McManus	March 7, 2011

/s/ A. Daniel O’Neal, Jr. A. Daniel O’Neal, Jr.	March 7, 2011

/s/ Wilbur L. Ross, Jr. Wilbur L. Ross, Jr.	March 7, 2011

/s/ Charles J. Swindells Charles J. Swindells	March 8, 2011

/s/ Wendy Teramoto Wendy Teramoto	March 7, 2011

/s/ C. Bruce Ward C. Bruce Ward	March 7, 2011

/s/ Donald A. Washburn Donald A. Washburn	March 9, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	The Registrant’s Articles of Incorporation are incorporated herein by reference by Exhibit 3.1 to the Registrant’s Form 10-Q filed April 5, 2006.

4.2	Articles of Merger amending the Registrant’s Articles of Incorporation, are incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed April 5, 2006.

4.3	The Registrant’s Bylaws, as amended January 11, 2006, are incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q filed April 5, 2006.

4.4	Amendment to the Registrant’s Bylaws, dated October 31, 2006, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2006.

4.5	Amendment to the Registrant’s Bylaws, dated January 8, 2008, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 8, 2007.

4.6	Amendment to the Registrant’s Bylaws, dated April 8, 2008, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 11, 2008.

4.7	Amendment to the Registrant’s Bylaws dated April 7, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 13, 2009.

4.8	Amendment to the Registrant’s Bylaws dated June 8, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 10, 2009.

4.9	Amendment to the Registrant’s Bylaws dated June 10, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 12, 2009.

4.10	Specimen Common Stock Certificate of Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed April 7, 2010 (SEC File Number 333-165924).

4.11	Indenture among the Registrant, AutoStack Corporation, Greenbrier-Concarril, LLC, Greenbrier Leasing Corporation, Greenbrier Leasing Limited Partner, LLC, Greenbrier Management Services, LLC, Greenbrier Leasing, L.P., Greenbrier Railcar, Inc., Gunderson, Inc., Gunderson Marine, Inc., Gunderson Rail Services, Inc., Gunderson Specialty Products, LLC and U.S. Bank National Association as Trustee, dated May 11, 2005, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed May 13, 2005.

Exhibit
Number	Description
4.12	Indenture among the Registrant, the Guarantors named therein and U.S. Bank National Association as Trustee, dated May 22, 2006, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed May 25, 2006.

4.13	Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed September 16, 2004.

4.14	Amendment No. 1, dated November 9, 2004, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed November 15, 2004.

4.15	Amendment No. 2, dated February 5, 2005, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed February 9, 2005.

4.16	Amendment No. 3, dated June 10, 2009, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed June 12, 2009.

4.17	Warrant Agreement, dated June 10, 2009, among the Registrant, WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P. and each other holder from time to time party thereto, is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed June 12, 2009.

4.18	Investor Rights and Restrictions Agreement, dated June 10, 2009, among the Registrant, WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WL Ross & Co. LLC and the other holders from time to time party thereto, is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed June 12, 2009.

5.1	Opinion of Tonkon Torp LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Tonkon Torp LLP (included in Exhibit 5.1).

24.1	Power of Attorney (provided on the signature page hereto).

99.1	The Greenbrier Companies, Inc. 2010 Amended and Restated Stock Incentive Plan, is incorporated herein by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A filed November 24, 2010.